EXHIBIT 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

                        July 17, 2008

RiskMetrics Group, Inc.
One Chase Manhattan Plaza, 44th Floor
New York, New York 10005

Re:	Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel to RiskMetrics Group, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of an aggregate of 17,171,189 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Registrant, which includes 6,243,266 shares of Common Stock to be issued pursuant to the Registrant’s 2000 Stock Option Plan (the “2000 Plan”), 4,567,023 shares of Common Stock to be issued pursuant to the Registrant’s 2004 Stock Option Plan (the “2004 Plan”), 163,742 shares of Common Stock to be issued pursuant to the Institutional Shareholder Services Holdings, Inc. Equity Incentive Plan (the “ISS Plan”) and 6,197,158 shares of Common Stock to be issued pursuant to the Registrant’s Omnibus Incentive Compensation Plan (the “2007 Plan,” and collectively with the 2000 Plan, the 2004 Plan and the ISS Plan, the “Plans”).

In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plans, and the Second Amended and Restated Certificate of Incorporation and the Second Amended and Restated By-laws of the Registrant, and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

We have also examined and relied upon representations, statements, or certificates of public officials and officers and representatives of the Registrant.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms stated in the Plans, will be validly issued, fully paid and non-assessable.

We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States, the Delaware General Corporation Law and the laws of the State of New York.

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IN ALLIANCE WITH BERWIN LEIGHTON PAISNER:  LONDON * BRUSSELS

KRAMER LEVIN NAFTALIS & FRANKEL LLP

We hereby consent to the use of this opinion as an exhibit to the Registration Statement.  In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

            Very truly yours,

            /s/  Kramer Levin Naftalis & Frankel LLP